Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2023

RICHMOND, Va. (May 2, 2023) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2023.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2023	2022	% Change

Net income	$32,923	$18,002	82.9%
Net income per share	$0.14	$0.08	75.0%

Operating income	$49,247	$32,835	50.0%
Operating margin %	15.8%	12.6%	320 bps

Adjusted EBITDAre	$95,288	$78,298	21.7%
Comparable Hotels Adjusted Hotel EBITDA	$106,749	$88,366	20.8%
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.3%	33.7%	60 bps
Modified funds from operations (MFFO)	$78,959	$63,460	24.4%
MFFO per share	$0.34	$0.28	21.4%

Average Daily Rate (ADR) (Actual)	$152.01	$137.03	10.9%
Occupancy (Actual)	72.0%	67.1%	7.3%
Revenue Per Available Room (RevPAR) (Actual)	$109.46	$91.98	19.0%

Comparable Hotels ADR	$152.01	$137.02	10.9%
Comparable Hotels Occupancy	72.0%	67.0%	7.5%
Comparable Hotels RevPAR	$109.46	$91.80	19.2%

Distributions paid	$73,399	$13,701	435.7%
Distributions paid per share	$0.32	$0.06	433.3%

Cash and cash equivalents	$6,093
Total debt outstanding	$1,425,147
Total debt outstanding, net of cash and cash equivalents	$1,419,054
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	28.5%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $15.52 on March 31, 2023.

Comparable Hotels is defined as the 220 hotels owned by the Company as of March 31, 2023. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Continued strength in leisure demand and increased business travel resulted in strong operating fundamentals for the quarter. First quarter 2023 Comparable Hotels RevPAR improved by 19%, ADR increased by 11% and Occupancy was up by more than 7% as compared to first quarter 2022. We work closely with the management teams at our hotels to counter inflationary pressures and improve operating efficiency while maintaining strong guest satisfaction necessary for sustained rate growth. While we are mindful of the potential for macroeconomic headwinds as we move through the year, our business continues to improve. Booking trends remain strong, the supply picture is favorable, and improvements in business travel have lifted midweek occupancies in recent weeks."

Mr. Knight continued, “We continue to execute against an investment strategy that has proven successful through multiple economic cycles. Our portfolio of select-service hotels is broadly diversified across high-end suburban, urban and developing markets that are home to a wide variety of demand generators. Our hotels are franchised with industry-leading brands, managed by some of the best management companies in the industry and provide a strong value proposition with broad consumer appeal. Underlying the strength of our portfolio is a balance sheet with low leverage and financial flexibility, a consistent reinvestment and portfolio management strategy, and a corporate team with tremendous experience. We are confident we are well positioned to continue to outperform and maximize shareholder value in any macroeconomic environment."

Hotel Portfolio Overview

As of March 31, 2023, Apple Hospitality owned 220 hotels with an aggregate of 28,984 guest rooms located in 87 markets throughout 37 states.

First Quarter 2023 Highlights

•
Strong operating performance: Comparable Hotels RevPAR was $109, a 19% increase over first quarter 2022 and a 6% increase over first quarter 2019. Comparable Hotels ADR was $152, an 11% increase over first quarter 2022 and a 9% increase over first quarter 2019. Comparable Hotels Occupancy was 72%, a 7% increase over first quarter 2022 and a 2% decline as compared to first quarter 2019. Comparable Hotels Occupancy, ADR and RevPAR exceeded industry averages as reported by STR. Based on preliminary results for the Company's portfolio for the month of April 2023, Comparable Hotels Occupancy was approximately 77%, in line with April 2022 and down 5% as compared to April 2019, with Comparable Hotels ADR growth of approximately 5% compared to April 2022 and 9% compared to April 2019.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $107 million, a 21% improvement over first quarter 2022 and a 4% improvement over first quarter 2019. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 34%, a 60 bps improvement over first quarter 2022 and a 190 bps decline as compared to first quarter 2019.
•
Transactional activity: On February 27, 2023, the Company entered into a contract for the potential purchase of the Courtyard by Marriott Cleveland University Circle in Cleveland, Ohio, for $31 million.
•
Share repurchases: The Company purchased, under its Share Repurchase Program, approximately 0.3 million of its common shares at a weighted-average market purchase price of approximately $14.22 per common share, for an aggregate purchase price of approximately $4 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At March 31, 2023, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 29%. During the first quarter 2023, the Company repaid in full four secured mortgage loans for a total of

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approximately $37 million, increasing the number of unencumbered hotels in the Company’s portfolio as of March 31, 2023, to 205.
•
Monthly distributions: During the three months ended March 31, 2023, the Company paid distributions totaling $0.32 per common share, including a special cash distribution of $0.08 per common share, that was paid on January 17, 2023, to shareholders of record as of December 30, 2022. Based on the Company’s common stock closing price of $14.87 on May 1, 2023, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.5%.

The following tables highlight the Company’s monthly performance during the first quarter of 2023, as compared to the first quarters of 2022 and 2019 (in thousands, except statistical data):

	January	February	March		January	February	March		January	February	March
	2023	2023	2023	Q1 2023	2022	2022	2022	Q1 2022	2019	2019	2019	Q1 2019
ADR	$138.90	$154.81	$160.19	$152.01	$126.51	$135.43	$146.07	$137.03	$129.81	$137.05	$141.16	$136.36
Occupancy	63.6%	73.3%	79.3%	72.0%	56.2%	69.0%	76.4%	67.1%	66.1%	75.4%	80.2%	73.9%
RevPAR	$88.32	$113.42	$127.01	$109.46	$71.11	$93.42	$111.55	$91.98	$85.78	$103.35	$113.23	$100.71
Operating income (loss)	$3,524	$15,275	$30,448	$49,247	$(2,634)	$7,984	$27,485	$32,835	$8,025	$16,631	$29,195	$53,851
Adjusted Hotel EBITDA (1)	$21,655	$34,876	$50,218	$106,749	$15,166	$26,150	$46,620	$87,936	$26,418	$35,232	$47,154	$108,804

					% Change				% Change
	January	February	March		January	February	March		January	February	March
	2023	2023	2023	Q1 2023	2022	2022	2022	Q1 2022	2019	2019	2019	Q1 2019
ADR	$138.90	$154.81	$160.19	$152.01	9.8%	14.3%	9.7%	10.9%	7.0%	13.0%	13.5%	11.5%
Occupancy	63.6%	73.3%	79.3%	72.0%	13.2%	6.2%	3.8%	7.3%	(3.8%)	(2.8%)	(1.1%)	(2.6%)
RevPAR	$88.32	$113.42	$127.01	$109.46	24.2%	21.4%	13.9%	19.0%	3.0%	9.7%	12.2%	8.7%
Operating income	$3,524	$15,275	$30,448	$49,247	n/a	91.3%	10.8%	50.0%	(56.1%)	(8.2%)	4.3%	(8.5%)
Adjusted Hotel EBITDA (1)	$21,655	$34,876	$50,218	$106,749	42.8%	33.4%	7.7%	21.4%	(18.0%)	(1.0%)	6.5%	(1.9%)

Note: Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.

Board of Directors

On March 3, 2023, the Company announced the appointment of Carolyn Handlon to its Board of Directors, effective March 1, 2023. Following her appointment to the Board of Directors, Carolyn Handlon was appointed to the Company's Audit Committee and Nominating and Corporate Governance Committee, effective March 24, 2023.

Portfolio Activity

Contracts for Potential Acquisition

On February 27, 2023, the Company entered into a contract for the potential acquisition of the newly renovated, 154-room Courtyard by Marriott Cleveland University Circle in Cleveland, Ohio, for $31 million. In addition, as previously announced, the Company has an outstanding contract for the purchase of an Embassy Suites by Hilton in Madison, Wisconsin, for an anticipated total purchase price of approximately $79 million. The Embassy Suites in Madison is currently under development and expected to include 260 rooms. There are many conditions to closing on each of these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts. Assuming all conditions to closing are met, the Company anticipates acquiring the hotel in Cleveland during the second quarter 2023 and the hotel in Madison following completion of construction, which is expected to occur in early 2024.

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Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2023, the Company invested approximately $18 million in capital expenditures. The Company anticipates investing approximately $70 million to $80 million in capital improvements during 2023, which includes comprehensive renovation projects for approximately 20 to 25 hotels.

Balance Sheet and Liquidity

Summary

As of March 31, 2023, the Company had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.3%, cash on hand of approximately $6 million and availability under its revolving credit facility of approximately $610 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of March 31, 2023, was comprised of approximately $290 million in property-level debt secured by 15 hotels and approximately $1.1 billion outstanding under its unsecured credit facilities, including the remaining $50 million term loan availability which was drawn in January 2023. During the first quarter 2023, the Company repaid in full four secured mortgage loans for a total of approximately $37 million, increasing the number of unencumbered hotels in the Company’s portfolio as of March 31, 2023, to 205. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2023, was approximately 29%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of March 31, 2023, the Company’s weighted-average debt maturities are 4.4 years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the three months ended March 31, 2023, the Company purchased, under its Share Repurchase Program, approximately 0.3 million of its common shares at a weighted-average market purchase price of approximately $14.22 per common share, for an aggregate purchase price of approximately $4 million. As of March 31, 2023, the Company had approximately $339 million remaining under its Share Repurchase Program for the repurchase of shares. Shares were repurchased under a written trading plan as part of the Share Repurchase Program that provides for share repurchases in open market transactions and is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of March 31, 2023, the Company had approximately $224 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM program during the first quarter 2023.

Shareholder Distributions

During the three months ended March 31, 2023, the Company paid distributions totaling $0.32 per common share, including a special cash distribution of $0.08 per common share, that was paid on January 17, 2023, to shareholders of record as of December 30, 2022. Based on the Company’s common stock closing price of $14.87 on May 1, 2023, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.5%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to

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monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

2023 Outlook

The Company is providing its operational and financial outlook for 2023, which is unchanged from the 2023 outlook previously provided. Given the current level of visibility into future performance as a result of short-term booking windows for the Company's portfolio of rooms-focused hotels and meaningful macroeconomic uncertainty, this outlook reflects a broad range of Comparable Hotels RevPAR Change, which is the change in Comparable Hotels RevPAR in 2023 compared to 2022, and other key metrics for 2023. This outlook is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Results for the first quarter 2023 benefited significantly from the easier comparison to the first quarter 2022 when the Omicron variant negatively impacted lodging demand. The high end of the full year range reflects relatively steady macroeconomic conditions throughout 2023, with continued strength in leisure demand and improvement in business transient. The low end of the range reflects a softening of the economy beginning in the second quarter with Comparable Hotels RevPAR Change roughly flat compared to 2022 in the second half of the year. Comparable Hotels RevPAR Change and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2022, and exclude dispositions and assets held for sale since January 1, 2022. For the full year 2023, the Company anticipates its 2023 results will be in the following range:

	2023 Guidance(1)
	Low-End	High-End
Net income	$165 Million	$209 Million
Comparable Hotels RevPAR Change	3.0%	7.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.3%	36.9%
Adjusted EBITDAre	$420 Million	$457 Million
Capital expenditures	$70 Million	$80 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

First Quarter 2023 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Wednesday, May 3, 2023. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on May 3, 2023, through 11:59 p.m. Eastern Time on May 17, 2023. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13737167. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with approximately 29,000 guest rooms located in 87 markets throughout 37 states. Concentrated

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with industry-leading brands, the Company’s portfolio consists of 96 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism, travel-related health concerns, including COVID-19 or other widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the

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results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,537,998 and $1,492,097, respectively	$4,583,497	$4,610,962
Cash and cash equivalents	6,093	4,077
Restricted cash-furniture, fixtures and other escrows	32,686	39,435
Due from third party managers, net	71,120	43,331
Other assets, net	67,855	74,909
Total Assets	$4,761,251	$4,772,714

Liabilities
Debt, net	$1,417,679	$1,366,249
Finance lease liabilities	111,994	112,006
Accounts payable and other liabilities	78,716	116,064
Total Liabilities	1,608,389	1,594,319

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 229,013,349 and 228,644,861 shares, respectively	4,581,841	4,577,022
Accumulated other comprehensive income	28,775	36,881
Distributions greater than net income	(1,457,754)	(1,435,508)
Total Shareholders' Equity	3,152,862	3,178,395

Total Liabilities and Shareholders' Equity	$4,761,251	$4,772,714

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Room	$285,520	$237,976
Food and beverage	12,949	8,464
Other	12,985	14,038
Total revenue	311,454	260,478

Expenses:
Hotel operating expense:
Operating	78,663	64,331
Hotel administrative	27,319	23,842
Sales and marketing	27,700	22,469
Utilities	11,698	10,290
Repair and maintenance	15,665	13,028
Franchise fees	13,644	11,266
Management fees	10,476	8,776
Total hotel operating expense	185,165	154,002
Property taxes, insurance and other	19,675	18,679
General and administrative	11,461	9,638
Depreciation and amortization	45,906	45,324
Total expense	262,207	227,643

Operating income	49,247	32,835

Interest and other expense, net	(16,004)	(14,654)

Income before income taxes	33,243	18,181

Income tax expense	(320)	(179)

Net income	$32,923	$18,002

Other comprehensive income (loss):
Interest rate derivatives	(8,106)	27,219

Comprehensive income	$24,817	$45,221

Basic and diluted net income per common share	$0.14	$0.08

Weighted average common shares outstanding - basic and diluted	229,398	228,986

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change	% Change
	2023	2022	2022	2019
Operating income (Actual)	$49,247	$32,835	50.0%	(8.5%)
Operating margin % (Actual)	15.8%	12.6%	320 bps	(190 bps)

Comparable Hotels Total Revenue	$311,454	$262,496	18.7%	9.5%
Comparable Hotels Total Operating Expenses	204,705	174,130	17.6%	12.8%
Comparable Hotels Adjusted Hotel EBITDA	$106,749	$88,366	20.8%	3.8%
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.3%	33.7%	60 bps	(190 bps)

ADR (Comparable Hotels)	$152.01	$137.02	10.9%	8.7%
Occupancy (Comparable Hotels)	72.0%	67.0%	7.5%	(2.3%)
RevPAR (Comparable Hotels)	$109.46	$91.80	19.2%	6.2%

ADR (Actual)	$152.01	$137.03	10.9%	11.5%
Occupancy (Actual)	72.0%	67.1%	7.3%	(2.6%)
RevPAR (Actual)	$109.46	$91.98	19.0%	8.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$260,478
Revenue from acquisitions prior to ownership	-	2,518
Revenue from dispositions	-	(500)
Comparable Hotels Total Revenue	$311,454	$262,496

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$106,749	$87,936
AHEBITDA from acquisitions prior to ownership	-	573
AHEBITDA from dispositions	-	(143)
Comparable Hotels AHEBITDA	$106,749	$88,366

Note: Comparable Hotels is defined as the 220 hotels owned by the Company as of March 31, 2023. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$53,851	$78,103	$61,125	$40,708	$32,835	$80,745	$75,410	$17,488	$49,247
Operating margin % (Actual)	17.7%	22.9%	18.4%	14.0%	12.6%	23.9%	22.1%	5.8%	15.8%

Comparable Hotels Total Revenue	$284,317	$330,391	$324,472	$280,885	$262,496	$342,015	$345,291	$300,465	$311,454
Comparable Hotels Total Operating Expenses	181,515	196,579	198,742	184,790	174,130	203,269	214,256	198,024	204,705
Comparable Hotels Adjusted Hotel EBITDA	$102,802	$133,812	$125,730	$96,095	$88,366	$138,746	$131,035	$102,441	$106,749
Comparable Hotels Adjusted Hotel EBITDA Margin %	36.2%	40.5%	38.7%	34.2%	33.7%	40.6%	37.9%	34.1%	34.3%

ADR (Comparable Hotels)	$139.89	$145.43	$144.03	$134.82	$137.02	$153.73	$158.13	$147.45	$152.01
Occupancy (Comparable Hotels)	73.7%	81.5%	80.1%	73.1%	67.0%	77.9%	75.7%	69.8%	72.0%
RevPAR (Comparable Hotels)	$103.10	$118.53	$115.39	$98.55	$91.80	$119.72	$119.77	$102.87	$109.46

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$137.03	$153.35	$157.91	$147.30	$152.01
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	67.1%	77.9%	75.7%	69.7%	72.0%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$91.98	$119.41	$119.52	$102.71	$109.46

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$260,478	$337,668	$341,150	$299,121	$311,454
Revenue from acquisitions prior to ownership	13,634	17,481	19,822	16,517	2,518	5,010	4,595	1,344	-
Revenue from dispositions	(33,104)	(28,207)	(27,072)	(25,603)	(500)	(663)	(454)	-	-
Comparable Hotels Total Revenue	$284,317	$330,391	$324,472	$280,885	$262,496	$342,015	$345,291	$300,465	$311,454

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$87,936	$136,515	$129,166	$101,962	$106,749
AHEBITDA from acquisitions prior to ownership	5,545	9,152	10,227	7,205	573	2,470	1,946	648	-
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,946)	(143)	(239)	(77)	(169)	-
Comparable Hotels AHEBITDA	$102,802	$133,812	$125,730	$96,095	$88,366	$138,746	$131,035	$102,441	$106,749

Note: Comparable Hotels is defined as the 220 hotels owned by the Company as of March 31, 2023. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change	% Change
	2023	2022	2022	2019
Operating income (Actual)	$49,247	$32,835	50.0%	(8.5%)
Operating margin % (Actual)	15.8%	12.6%	320 bps	(190 bps)

Same Store Hotels Total Revenue	$282,066	$240,054	17.5%	4.5%
Same Store Hotels Total Operating Expenses	186,246	158,769	17.3%	7.7%
Same Store Hotels Adjusted Hotel EBITDA	$95,820	$81,285	17.9%	(1.2%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.0%	33.9%	10 bps	(190 bps)

ADR (Same Store Hotels)	$150.23	$135.71	10.7%	7.8%
Occupancy (Same Store Hotels)	72.1%	67.5%	6.8%	(2.8%)
RevPAR (Same Store Hotels)	$108.30	$91.67	18.1%	4.8%

ADR (Actual)	$152.01	$137.03	10.9%	11.5%
Occupancy (Actual)	72.0%	67.1%	7.3%	(2.6%)
RevPAR (Actual)	$109.46	$91.98	19.0%	8.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$311,454	$260,478
Revenue from acquisitions	(29,388)	(20,427)
Revenue from dispositions	-	3
Same Store Hotels Total Revenue	$282,066	$240,054

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$106,749	$87,936
AHEBITDA from acquisitions	(10,929)	(6,624)
AHEBITDA from dispositions	-	(27)
Same Store Hotels AHEBITDA	$95,820	$81,285

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$53,851	$78,103	$61,125	$40,708	$32,835	$80,745	$75,410	$17,488	$49,247
Operating margin % (Actual)	17.7%	22.9%	18.4%	14.0%	12.6%	23.9%	22.1%	5.8%	15.8%

Same Store Hotels Total Revenue	$269,979	$310,174	$301,822	$261,702	$240,054	$309,822	$309,039	$270,885	$282,066
Same Store Hotels Total Operating Expenses	172,970	186,495	187,359	173,741	158,769	185,120	193,874	180,203	186,246
Same Store Hotels Adjusted Hotel EBITDA	$97,009	$123,679	$114,463	$87,961	$81,285	$124,702	$115,165	$90,682	$95,820
Same Store Hotels Adjusted Hotel EBITDA Margin %	35.9%	39.9%	37.9%	33.6%	33.9%	40.2%	37.3%	33.5%	34.0%

ADR (Same Store Hotels)	$139.36	$144.35	$142.25	$133.50	$135.71	$152.07	$155.09	$145.58	$150.23
Occupancy (Same Store Hotels)	74.2%	81.8%	80.1%	73.0%	67.5%	78.0%	75.5%	69.7%	72.1%
RevPAR (Same Store Hotels)	$103.36	$118.07	$113.90	$97.45	$91.67	$118.64	$117.12	$101.40	$108.30

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$137.03	$153.35	$157.91	$147.30	$152.01
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	67.1%	77.9%	75.7%	69.7%	72.0%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$91.98	$119.41	$119.52	$102.71	$109.46

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$260,478	$337,668	$341,150	$299,121	$311,454
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(20,427)	(27,850)	(32,111)	(28,237)	(29,388)
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	3	4	-	1	-
Same Store Hotels Total Revenue	$269,979	$310,174	$301,822	$261,702	$240,054	$309,822	$309,039	$270,885	$282,066

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$87,936	$136,515	$129,166	$101,962	$106,749
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(6,624)	(11,807)	(14,006)	(11,098)	(10,929)
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(27)	(6)	5	(182)	-
Same Store Hotels AHEBITDA	$97,009	$123,679	$114,463	$87,961	$81,285	$124,702	$115,165	$90,682	$95,820

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2019, 2022 and 2023:

	2019				2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net income	$38,151	$62,090	$46,223	$25,453	$18,002	$65,345	$59,146	$2,312	$32,923
Depreciation and amortization	47,950	48,109	47,887	49,294	45,324	45,322	45,135	45,916	45,906
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	99	103	97	97	97
Interest and other expense, net	15,494	15,857	14,759	15,081	14,654	15,198	14,933	14,948	16,004
Income tax expense	206	156	143	174	179	202	1,331	228	320
EBITDA	101,832	126,243	109,043	90,033	78,258	126,170	120,642	63,501	95,250
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	-	-	(1,785)	-	-
Loss on impairment of depreciable real estate assets	-	-	6,467	-	-	-	-	26,175	-
EBITDAre	100,619	126,404	115,510	86,064	78,258	126,170	118,857	89,676	95,250
Non-cash straight-line operating ground lease expense	48	47	47	46	40	38	38	38	38
Adjusted EBITDAre	100,667	126,451	115,557	86,110	78,298	126,208	118,895	89,714	95,288
General and administrative expense	8,137	8,308	9,039	10,726	9,638	10,307	10,271	12,248	11,461
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$87,936	$136,515	$129,166	$101,962	$106,749

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
Net income	$32,923	$18,002
Depreciation of real estate owned	45,142	44,560
Funds from operations	78,065	62,562
Amortization of finance ground lease assets	759	759
Amortization of favorable and unfavorable operating leases, net	97	99
Non-cash straight-line operating ground lease expense	38	40
Modified funds from operations	$78,959	$63,460

Page | 15

Apple Hospitality REIT, Inc.

2023 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2023:

	Year Ending December 31, 2023
	Low-End	High-End
Net income	$164,750	$209,350
Depreciation and amortization	186,000	180,000
Amortization of favorable and unfavorable leases, net	405	405
Interest and other expense, net	68,000	66,000
Income tax expense	700	1,100
EBITDA and EBITDAre	$419,855	$456,855
Non-cash straight-line operating ground lease expense	145	145
Adjusted EBITDAre	$420,000	$457,000
General and administrative expense	35,000	40,000
Comparable Hotels Adjusted Hotel EBITDA(1)	$455,000	$497,000

(1)
Comparable Hotels Adjusted Hotel EBITDA and Adjusted Hotel EBITDA guidance are the same.

Page | 16

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2023

	April 1 -
	December 31,							Fair Market
	2023	2024	2025	2026	2027	Thereafter	Total	Value
Total debt:
Maturities	$56,645	$113,597	$245,140	$115,149	$278,602	$616,014	$1,425,147	$1,372,379
Average interest rates(1)	4.3%	4.5%	4.9%	5.1%	5.1%	4.8%

Variable-rate debt:
Maturities	$50,000	$85,000	$175,000	$40,500	$275,000	$385,000	$1,010,500	$1,007,586
Average interest rates(1)	4.3%	4.7%	5.2%	5.5%	5.6%	5.3%

Fixed-rate debt:
Maturities	$6,645	$28,597	$70,140	$74,649	$3,602	$231,014	$414,647	$364,793
Average interest rates	4.1%	4.1%	4.0%	4.0%	4.1%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended March 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023
Top 20 Markets
Phoenix, AZ	10	89.6%	78.9%	13.6%	$222.13	$176.34	26.0%	$198.94	$139.15	43.0%	13.7%
Los Angeles, CA	8	80.2%	80.8%	(0.7%)	$178.11	$171.30	4.0%	$142.91	$138.34	3.3%	5.4%
San Diego, CA	7	74.1%	67.9%	9.1%	$173.57	$148.63	16.8%	$128.58	$100.89	27.4%	5.4%
Fort Worth/Arlington, TX	6	82.0%	81.3%	0.9%	$160.73	$144.27	11.4%	$131.77	$117.31	12.3%	3.8%
Orange County, CA	6	73.4%	69.6%	5.5%	$167.70	$144.37	16.2%	$123.06	$100.48	22.5%	3.7%
Melbourne, FL	3	91.6%	83.6%	9.6%	$204.15	$176.39	15.7%	$187.09	$147.53	26.8%	3.4%
Miami, FL	3	89.4%	86.2%	3.7%	$194.74	$169.84	14.7%	$174.02	$146.36	18.9%	2.9%
Nashville, TN	5	75.8%	71.5%	6.0%	$154.31	$147.91	4.3%	$116.90	$105.71	10.6%	2.8%
Richmond/Petersburg, VA	3	67.9%	61.8%	9.9%	$185.44	$175.18	5.9%	$125.99	$108.24	16.4%	2.6%
Fort Lauderdale, FL	2	89.0%	85.6%	4.0%	$198.99	$170.29	16.9%	$177.06	$145.79	21.4%	2.3%
Austin, TX	7	74.6%	66.2%	12.7%	$129.05	$118.86	8.6%	$96.28	$78.67	22.4%	2.2%
Tucson, AZ	3	90.6%	87.3%	3.8%	$146.17	$131.81	10.9%	$132.47	$115.02	15.2%	2.1%
Seattle, WA	3	71.8%	62.8%	14.3%	$161.96	$146.71	10.4%	$116.32	$92.07	26.3%	2.0%
Dallas, TX	5	70.8%	59.9%	18.2%	$138.64	$125.94	10.1%	$98.20	$75.38	30.3%	2.0%
Orlando, FL	3	81.9%	75.1%	9.1%	$144.77	$137.81	5.1%	$118.52	$103.53	14.5%	1.9%
Alabama North	4	83.7%	75.4%	11.0%	$140.61	$120.70	16.5%	$117.63	$91.05	29.2%	1.7%
Florida Panhandle	5	71.4%	65.5%	9.0%	$135.21	$134.15	0.8%	$96.60	$87.83	10.0%	1.6%
Birmingham, AL	4	81.4%	72.1%	12.9%	$137.40	$135.56	1.4%	$111.86	$97.70	14.5%	1.6%
Houston, TX	6	67.0%	56.0%	19.6%	$116.04	$102.43	13.3%	$77.71	$57.33	35.5%	1.5%
Atlanta, GA	3	70.7%	59.6%	18.6%	$179.06	$147.94	21.0%	$126.56	$88.18	43.5%	1.5%
Top 20 Markets	96	78.2%	71.8%	8.9%	$167.67	$149.10	12.5%	$131.20	$107.05	22.6%	64.1%

All Other Markets	124	66.9%	63.1%	6.0%	$137.14	$125.85	9.0%	$91.79	$79.41	15.6%	35.9%

Total Portfolio	220	72.0%	67.0%	7.5%	$152.01	$137.02	10.9%	$109.46	$91.80	19.2%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended March 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023
STR Region
East North Central	15	57.3%	50.9%	12.6%	$125.03	$112.51	11.1%	$71.68	$57.25	25.2%	2.4%
East South Central	27	74.9%	69.4%	7.9%	$141.25	$131.68	7.3%	$105.76	$91.37	15.7%	10.6%
Middle Atlantic	13	66.1%	59.8%	10.5%	$137.30	$127.08	8.0%	$90.80	$76.00	19.5%	2.6%
Mountain	21	82.0%	75.9%	8.0%	$184.23	$150.45	22.5%	$150.98	$114.11	32.3%	18.9%
New England	6	55.2%	50.7%	8.9%	$143.88	$131.45	9.5%	$79.40	$66.64	19.1%	1.0%
Pacific	32	74.6%	71.1%	4.9%	$171.91	$155.14	10.8%	$128.30	$110.23	16.4%	20.5%
South Atlantic	53	75.8%	71.9%	5.4%	$155.92	$140.91	10.7%	$118.17	$101.35	16.6%	26.4%
West North Central	17	62.8%	58.4%	7.5%	$127.57	$117.60	8.5%	$80.10	$68.70	16.6%	3.7%
West South Central	36	72.6%	66.2%	9.7%	$135.41	$126.00	7.5%	$98.30	$83.44	17.8%	13.9%

Total Portfolio	220	72.0%	67.0%	7.5%	$152.01	$137.02	10.9%	$109.46	$91.80	19.2%	100.0%

Note: Region categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended March 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023
Upscale
AC Hotels	3	63.2%	50.1%	26.1%	$155.12	$140.26	10.6%	$98.05	$70.27	39.5%	1.3%
Aloft	1	46.5%	32.7%	42.2%	$118.38	$133.69	(11.5%)	$55.09	$43.67	26.2%	0.0%
Courtyard	33	68.4%	62.5%	9.4%	$151.17	$135.90	11.2%	$103.45	$84.88	21.9%	16.2%
Hilton Garden Inn	40	69.3%	62.1%	11.6%	$147.08	$133.88	9.9%	$101.97	$83.08	22.7%	17.0%
Homewood Suites	30	80.3%	78.6%	2.2%	$151.47	$137.65	10.0%	$121.57	$108.26	12.3%	13.5%
Hyatt House	1	89.9%	79.1%	13.7%	$228.27	$163.07	40.0%	$205.15	$129.03	59.0%	1.1%
Hyatt Place	3	84.3%	72.8%	15.8%	$171.93	$150.70	14.1%	$144.96	$109.65	32.2%	2.3%
Residence Inn	29	73.0%	73.5%	(0.7%)	$157.79	$143.51	10.0%	$115.15	$105.47	9.2%	13.8%
SpringHill Suites	9	71.9%	64.8%	11.0%	$141.78	$126.62	12.0%	$101.98	$82.06	24.3%	3.6%
Upscale Total	149	71.9%	67.1%	7.2%	$151.66	$137.24	10.5%	$109.11	$92.07	18.5%	68.8%

Upper Midscale
Fairfield	10	69.3%	64.5%	7.4%	$134.75	$121.92	10.5%	$93.39	$78.61	18.8%	3.2%
Hampton	37	69.7%	63.2%	10.3%	$156.57	$139.22	12.5%	$109.16	$88.01	24.0%	16.5%
Home2 Suites	10	83.2%	77.9%	6.8%	$153.83	$138.77	10.9%	$128.04	$108.16	18.4%	5.6%
TownePlace Suites	9	77.0%	80.3%	(4.1%)	$122.47	$113.49	7.9%	$94.30	$91.12	3.5%	3.0%
Upper Midscale Total	66	72.4%	67.4%	7.4%	$148.96	$133.25	11.8%	$107.78	$89.78	20.0%	28.3%

Upper Upscale
Embassy Suites	2	87.6%	86.7%	1.0%	$208.83	$182.57	14.4%	$183.01	$158.24	15.7%	1.9%
Marriott	2	61.1%	50.4%	21.2%	$169.89	$156.37	8.6%	$103.77	$78.87	31.6%	1.7%
Upper Upscale Total	4	70.1%	62.7%	11.8%	$186.35	$168.62	10.5%	$130.55	$105.70	23.5%	3.6%

Independents
Independents	1	72.4%	63.4%	14.2%	$156.19	$132.77	17.6%	$113.15	$84.16	34.4%	(0.7)%
Independents Total	1	72.4%	63.4%	14.2%	$156.19	$132.77	17.6%	$113.15	$84.16	34.4%	(0.7)%

Total Portfolio	220	72.0%	67.0%	7.5%	$152.01	$137.02	10.9%	$109.46	$91.80	19.2%	100.0%

Note: Chain scale categorization based on STR designation.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023
STR Location
Airport	18	81.7%	75.7%	7.9%	$154.96	$133.54	16.0%	$126.54	$101.13	25.1%	10.1%
Interstate	4	65.2%	59.0%	10.5%	$114.73	$113.81	0.8%	$74.75	$67.11	11.4%	0.8%
Resort	11	77.1%	71.3%	8.1%	$177.68	$162.22	9.5%	$137.07	$115.72	18.4%	8.0%
Small Metro/Town	11	79.1%	74.9%	5.6%	$161.99	$133.33	21.5%	$128.13	$99.92	28.2%	6.7%
Suburban	125	71.5%	67.8%	5.5%	$143.77	$130.53	10.1%	$102.78	$88.49	16.1%	46.9%
Urban	51	68.4%	61.2%	11.8%	$162.25	$148.52	9.2%	$110.99	$90.93	22.1%	27.5%

Total Portfolio	220	72.0%	67.0%	7.5%	$152.01	$137.02	10.9%	$109.46	$91.80	19.2%	100.0%

Note: Location categorization based on STR designation.

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